EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Vitesse Semiconductor Corporation
Camarillo, California
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 4, 2014, relating to the consolidated financial statements, the effectiveness of Vitesse Semiconductor Corporation’s internal control over financial reporting, and schedule of Vitesse Semiconductor Corporation (“Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2014.
/s/ BDO USA, LLP
BDO USA, LLP
February 26, 2015

Exhibit 23.1